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                                  Form 8-A

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        Numerical Technologies, Inc.
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           (Exact name of registrant as specified in its charter)


                Delaware                              94-3232104
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  70 West Plumeria Drive, San Jose, CA                    95134
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(Address of principal executive offices)                (Zip code)

  If this form relates to the            If this form relates to the
  registration of a class of             registration of a class of securities
  securities pursuant to Section 12(b)   pursuant to Section 12(g) of the
  of the Exchange Act and is effective   Exchange Act and is effective
  pursuant to General Instruction        pursuant to General Instruction A.(d),
  A.(c), please check the following      please check the following box. [X]
  box. [_]

Securities Act registration statement file number to which this form relates:


                                  333-95695
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Securities to be registered pursuant to Section 12(b) of the Act:

                                    NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                  COMMON STOCK, PAR VALUE $0.0001 PER SHARE
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                              (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
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         Incorporated by reference to Description of Capital Stock section of
         Amendment No. 3 to the Registrant's registration statement on Form S-1 filed with the Securities and Exchange Commission on March 17, 2000 (File No. 333-95695) (the "S-1 Registration Statement").

Item 2.  Exhibits
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         The following exhibits are filed as a part of this registration statement:

         1.  /1/  Certificate of Incorporation.
         2. /2/ Amended and Restated Certificate of Incorporation, to be filed immediately following the consummation of the offering.
         3.  /3/  Bylaws.
         4.  /4/  Specimen Common Stock Certificate.
         5. /5/ 1999 Second Amended and Restated Shareholders Rights Agreement, dated January 1, 2000, between the registrant and the parties named therein, as amended on January 14, 2000.

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/1/  Incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement.
/2/ Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement. /3/ Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement. /4/ Incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement. /5/ Incorporated by reference to Exhibit 4.2 to the S-1 Registration Statement.

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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  March 17, 2000

                                NUMERICAL TECHNOLOGIES, INC.


                                By:  /s/ Yagyensh C. Pati
                                     ---------------------------------
                                     Yagyensh C. Pati
                                     Chief Executive Officer and President

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